As filed with the Securities and Exchange Commission on November 20, 2024.
Registration No. 333-278293

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Post-Effective
Amendment No. 1
to
FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

VinFast Auto Ltd.
(Exact name of Registrant as specified in its charter)
Not Applicable
(Translation of Registrant’s name into English)

Singapore (State or other jurisdiction of incorporation or organization)	3711 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification Number)
Dinh Vu — Cat Hai Economic Zone
Cat Hai Islands, Cat Hai Town, Cat Hai District
Hai Phong City, Vietnam
+84 225 3969999
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, NY 10168
+1 (212) 947-7200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Sharon Lau
Stacey Wong
Latham & Watkins LLP
9 Raffles Place
#42-02 Republic Plaza
Singapore 048619
+65 6536 1161

Approximate date of commencement of proposed sale to the public:
as soon as practicable after the effective date of this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.
Emerging growth company ☒
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†
The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
This Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) is being filed by VinFast Auto Ltd., a public company incorporated under the laws of Singapore (Company Registration No: 201501874G) (the “Company”), to withdraw and remove from registration all of the unsold securities under the Registration Statement on Form F-1 (File No. 333-278293) (the “Registration Statement”), which was originally filed with the U.S. Securities and Exchange Commission on March 28, 2024, and was declared effective on April 4, 2024. The Registration Statement registered the offer and sale of up to 5,100,000 ordinary shares in the capital of the Company, no par value, and none were sold under the Registration Statement.
In accordance with an undertaking made by the Company in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities which remain unsold at the termination of the offering, the Company hereby removes from registration all of the securities registered but unsold under the Registration Statement as of the date hereof. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore, on November 20, 2024.
VINFAST AUTO LTD.
By:
/s/ Le Thi Thu Thuy

Name:
Le Thi Thu Thuy

Title:
Chairwoman and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on November 20, 2024.
Signature	Title
* Name: Pham Nhat Vuong	Managing Director and CEO (principal executive officer)
/s/ Le Thi Thu Thuy Name: Le Thi Thu Thuy	Chairwoman and Director
/s/ Nguyen Thi Lan Anh Name: Nguyen Thi Lan Anh	Director and Chief Financial Officer (principal financial officer and principal accounting officer)
* Name: Ling Chung Yee Roy	Director
/s/ Tham Chee Soon Name: Tham Chee Soon	Director
* Name: Nguyen Thi Van Trinh	Director
*By: /s/ Le Thi Thu Thuy
Name: Le Thi Thu Thuy Attorney-in-Fact

*
Pursuant to the Power of Attorney contained in the signature page of the Registration Statement, as initially filed in the Form F-1 on March 28, 2024.

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES
Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the U.S. of VinFast Auto Ltd., has signed this registration statement or amendment thereto in New York, New York on November 20, 2024.
AUTHORIZED U.S. REPRESENTATIVE
Cogency Global Inc.
By:
/s/ Colleen A. De Vries

Name:
Colleen A. De Vries

Title:
Senior Vice President on behalf of Cogency Global Inc.